UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 3, 2024
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GITLAB INC.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-40895	47-1861035
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Address Not Applicable[1]		Zip Code Not Applicable[1]
(Address of Principal Executive Offices)		(Zip Code)
 Registrant’s Telephone Number, Including Area Code: Not Applicable
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0000025 per share	GTLB	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐
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1 We are a remote-only company. Accordingly, we do not maintain a headquarters. For purposes of compliance with applicable requirements of the Securities Act and Securities Exchange Act of 1934, as amended, any stockholder communication required to be sent to our principal executive offices may be directed to the agent for service of process at Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808, or to the email address: reach.gitlab@gitlab.com.

Item 2.02 Results of Operations and Financial Condition.
On December 5, 2024, GitLab Inc. (the “Company”) issued a press release announcing its financial results for the fiscal quarter ended October 31, 2024. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is furnished herewith as Exhibit 99.1. The Company also announced that it would hold a conference call to discuss its financial results for the fiscal third quarter ended October 31, 2024.
The Company makes reference to non-GAAP financial information in the Company’s press release and the webcast call. A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained in the attached press release.
The information contained herein, including the accompanying Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filing.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers.
(a)
On December 3, 2024, Sytse Sijbrandij informed the Company that he will resign from his position as the Chief Executive Officer of the Company, effective December 5, 2024 (the “Effective Date”). In connection with Mr. Sijbrandij’s resignation as Chief Executive Officer, the Company’s board of directors (the “Board”) appointed Mr. Sijbrandij as the Executive Chair of the Board, effective as of the Effective Date.
In connection with his transition to Executive Chair of the Board, the Board agreed to modify Mr. Sijbrandij’s outstanding time-based stock option awards originally granted in May 2021 to provide for their continued vesting for so long as he continues to provide services to the Company as Executive Chair of the Board.
(b)
On December 3, 2024, the Board appointed William Staples as the Company’s Chief Executive Officer and a Class III director, effective as of the Effective Date.
Mr. Staples, age 48, served as the Chief Executive Officer and as a member of the board of New Relic, Inc. (“New Relic”) from July 2021 to December 2023. Prior, he served as New Relic’s President and Chief Product Officer from January 2021 to July 2021. From September 2017 to January 2020, Mr. Staples served as the Vice President of Experience Cloud Engineering at Adobe Inc., where he led the global engineering team behind Adobe Inc.’s market-leading Experience Cloud. From 1999 to March 2016, Mr. Staples served in various product, design and engineering roles at Microsoft, Inc., most recently as Vice President of Azure Application Platform. He holds a B.S. from the University of Utah.
There is no arrangement or understanding between Mr. Staples and any other persons, pursuant to which Mr. Staples was selected as an officer, no family relationships among any of the Company’s directors or executive officers and Mr. Staples, and Mr. Staples does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
In connection with his appointment as Chief Executive Officer, Mr. Staples and the Company entered into an Offer Letter dated December 4, 2024 (the “Offer Letter”). Pursuant to the Offer Letter, commencing on the Effective Date, Mr. Staples will receive an initial annual base salary of $600,000, will be eligible to receive bonus compensation under the Company’s Bonus Plan with a target cash bonus of 100% of his base salary, and will be eligible to participate in Company-sponsored benefits to the extent he is eligible pursuant to the terms of the Company’s benefit plans. In addition, Mr. Staples will be granted a restricted stock unit award worth $24.0 million of the Company’s Class A common stock (the “RSUs”) that will vest quarterly over a four year period, subject to a six month cliff and a performance stock unit award covering $16.0 million of the Company’s Class A common stock
(the “PSUs,” and together with the RSUs, the “Equity Awards”). The PSUs will vest in three equal tranches achieved over a three year period based on the satisfaction of applicable financial performance metrics for each of fiscal years 2026, 2027 and 2028 (each, a “Performance Period”). PSUs that have not vested at the end of the applicable Performance Period will be forfeited and will not remain eligible to be earned in following Performance Periods. The vesting of the Equity Awards is subject to Mr. Staples’ continuous employment with the Company as Chief Executive Officer and other customary provisions to be set forth in an award agreement pursuant to the Company’s 2021 Equity Incentive Plan (the “Plan”). The Equity Awards will be granted pursuant to and in accordance with the terms and conditions of the Plan, which was previously filed with the U.S. Securities and Exchange Commission (the “SEC”).
Further, pursuant to the Offer Letter, if Mr. Staples is terminated without “cause” or resign for “good reason” (each as defined in the Offer Letter), he will be entitled to (i) base salary for a period of 12 months from his termination date; plus his pro-rata portion of bonus earned through the date of termination and (ii) benefits continuation payments (or COBRA, if applicable) for 12 months following the termination date. In addition, if Mr. Staples is terminated without cause or resigns for good reason in connection with or within three (3) months before or twelve (12) months following a “corporate transaction” (as defined in the Offer Letter), he will be entitled to: (i) base salary for a period of 18 months from his termination date; plus his pro-rata portion of bonus earned through the date of termination, plus the amount of bonus that would have accrued during the severance period and (ii) benefits continuation payments (or COBRA, if applicable) for 18 months following the termination date. In addition, Mr. Staples’ outstanding equity awards (other than the PSUs) will become immediately vested and exercisable, as applicable, with respect to 100% of the underlying shares. With respect to the PSUs, in the event of a corporate transaction during a Performance Period, (i) the PSUs of the applicable tranche for such Performance Period will vest based on pro rata achievement of the applicable financial performance metrics and (ii) the performance milestone of the PSUs corresponding to fiscal years following the year of the corporate transaction (if any) will be deemed achieved at 100% of target and convert to time-based restricted stock units. All such severance payments and benefits will be subject to Mr. Staples’ execution of a general release of claims against the Company.
The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending January 31, 2025.
Mr. Staples will also enter into the Company’s standard form of officers’ indemnification agreement with the Company, pursuant to which the Company agrees to indemnify its officers to the fullest extent permitted by applicable law and subject to certain conditions to advance expenses in connection with proceedings as described in the indemnification agreement. The form of indemnification agreement is attached as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-259603), filed with the SEC on September 17, 2021.
(c)
The information set forth above under 5.02(b) is hereby incorporated by reference into this Item 5.02(c).
Item 7.01 Regulation FD Disclosure.
On December 5, 2024, the Company posted supplemental investor materials on the Investors Relations section of its website, available at gitlab.gcs-web.com. The Company announces material information to the public through filings with the Securities and Exchange Commission, the investor relations page on the Company’s website, press releases, public conference calls, webcasts, the Company’s X (Twitter) account (@gitlab), the Company’s Facebook page, the Company’s LinkedIn page, the Company’s news site, available at https://about.gitlab.com/press/, and blog posts on the Company’s corporate blog at https://about.gitlab.com/blog/ in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.
The information disclosed by the foregoing channels could be deemed to be material information. As such, the Company encourages investors, the media and others to follow the channels listed above and to review the information disclosed through such channels.
Any updates to the list of disclosure channels through which the Company announces information will be posted on the investor relations page on the Company’s website.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated December 5, 2024.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GitLab Inc.

Dated: December 5, 2024	By:	/s/ Brian Robins
Brian Robins
Chief Financial Officer